UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2005

ElkCorp

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

1-5341	75-1217920

(Commission File Number)	(I.R.S. Employer Identification No.)

14911 Quorum Drive, Suite 600, Dallas, Texas 75254-1491
(Address of principal executive offices)

(972) 851-0500

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (18 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (18 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 31, 2005, ElkCorp (the Company) completed the sale of its subsidiary Ortloff Engineering, Ltd. (OEL) to Torgo, Ltd., a financial buyer based in Midland, Texas. The purchase price was approximately $13,600,000, after working capital adjustments. In addition to the cash payment, the Company will retain $4,400,000 in long-term receivables and a portion of contingent license fees that could result in additional consideration for a maximum of $2,100,000.

A copy of the press release announcing this matter attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit
Number	Description
99.1	Press release dated June 2, 2005

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ElkCorp
DATE: June 3, 2005	/s/ Gregory J. Fisher
Gregory J. Fisher
Senior Vice President, Chief Financial Officer and Controller

/s/ Leonard R. Harral
Leonard R. Harral
Vice President, Chief Accounting Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated June 2, 2005